Exhibit 99.1

J.P. Morgan Healthcare Conference January 2025 2

Forward Looking Statements This presentation has been prepared by Royalty Pharma plc (the “Company”), is made for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this presentation unless stated otherwise, and neither the delivery of this presentation at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof. This presentation contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of our strategies, financing plans, growth opportunities and market growth, plus the benefits of the internalization transaction, including cash savings, enhanced alignment with shareholders, increased investment returns, expectations regarding management continuity, transparency and governance, and the benefits of simplification to its structure. In some cases, you can identify such forward- looking statements by terminology such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the Company. However, these forward-looking statements are not a guarantee of the Company’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the Company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this presentation are made only as of the date hereof. The Company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company's own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its own internal research is reliable, such research has not been verified by any independent source. For further information, please see the Company’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov. 3

Achievements | Internalization | Capital Deployment | Returns | Capital Allocation

Key achievements reflect strong business momentum

Financial
- 2024 Portfolio Receipts expected to be ~$2.8bn, at high end of previous guidance range[1]
- 2024 Royalty Receipts growth expected to be ~13%

Portfolio
- Added royalties on eight new therapies in 2024, including four development-stage royalties
- Positive portfolio updates; development-stage peak royalty potential of >$1.2bn[2]

Capital Allocation
- Announced value of transactions of ~$2.8bn across eight deals (~$2.8bn of Capital Deployment)
- New $3 billion share repurchase program and intent to repurchase $2 billion in 2025[3]

Internalization
- Royalty Pharma to acquire its external manager (RP Management) and become an integrated company
- Cumulative 10-year cash savings of >$1.6bn; strengthens shareholder alignment, improves governance

ROYALTY PHARMA

1. Previous Portfolio Receipts guidance was between $2.75 billion to $2.8 billion and provided with Royalty Pharma's third quarter 2024 financial results.
2. Based on analyst research estimates and marketer guidance for late-stage therapies in Royalty Pharma's development-stage pipeline.
3. Subject to market conditions; total value repurchased will depend on share's discount to intrinsic value.

4

Achievements Internalization Capital Deployment Returns Capital Allocation Internalizing the Manager is the next step in our evolution Royalty Pharma evolution (1996 to present) Integrated public Externally company managed public Expanded investment company Ongoing scope business Internalizing management company Fund structure 1996 to 2003 2004 to 2011 2012 to 2020 2020 to 2025 2025 and beyond Our predecessor was founded in 1996 and we were incorporated under the laws of England and Wales on February 6, 2020. 5

Achievements | Internalization | Capital Deployment | Returns | Capital Allocation

Internalization expected to result in significant cash savings

Acquiring the Manager for ~$1.1bn total consideration

Consideration	Amount	Details
Cash	~$100m[1]	-
Debt	$380m	Assumption of existing Manager debt is leverage neutral to Royalty Pharma
Shares	~24.5m	Equity vests over 5 to 9 years
Total	~$1.1bn	Majority of total consideration paid in Royalty Pharma equity over time

Benefits include significant savings expected to grow over time


Cumulative cash savings
>$1.6bn and growing
Annual savings of >$175m
Annual savings of >$100m
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034

	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Cumulative Additional Shares from Vesting[2]	1.1	4.2	8.3	12.4	16.4	19.8	21.7	22.8	24.0	24.5

ROYALTY PHARMA

1. Royalty Pharma will pay the RP Management, LLC (the "Manager") $200 million in cash less any management fee paid to the Manager from January 1, 2025 through the closing of the transaction. The transaction is estimated to close during the second quarter of 2025 and the management fees paid through the closing is expected to be approximately $100 million.
2. Reflects estimated impact of equity consideration on weighted average diluted share count for each year. Figures based on $26.20 share price (RPRX closing price as of 1/8/2025); actual vesting schedule may vary as purchase price allocation to 5- and 9-year vesting portions will be based on share price at transaction close. Assumes transaction close in Q2 2025.

6

Achievements Internalization Capital Deployment Returns Capital Allocation Multiple benefits from internalizing the Manager Benefits Cash savings are expected to be >$100m in 2026 and >$175m in 2030, compared to status quo, with cumulative savings of Savings >$1.6bn over ten years Extinguishment of the management fee enhances returns to shareholders on investments Returns Responsive to investor feedback that the externally managed structure is an impediment to investing in Royalty Pharma; Valuation Internalizing the Manager could expand Royalty Pharma’s shareholder base and enhance valuation over time Majority of total consideration consists of equity vesting over 5 to 9 years, replacing cash bonuses to senior management Alignment through 2033; extinguishing the management fee largely for equity further strengthens alignment Employees of RP Management become part of integrated company, ensuring long-term continuity of personnel and Continuity operations; 5 to 9 year vesting of equity consideration maximizes retention Greater Board oversight on executive compensation and succession furthers commitment to robust governance Governance New integrated structure will reduce complexity, ease comparability with other companies and enhance transparency Simplification 7 Strategic Financial

Achievements Internalization Capital Deployment Returns Capital Allocation Announced $2.8 billion of royalty transactions in 2024 2024 Royalty Pharma investment activity >440 initial reviews 153 CDAs signed 99 in-depth reviews 42 proposals submitted Executed 8 transactions for $2.8bn Maintained strong financial discipline: ~2% of initial reviews resulted in an acquired royalty 8

Achievements | Internalization | **Capital Deployment** | Returns | Capital Allocation

Strong early performance of recent transactions[1]

Percent change in 2025 consensus sales[2] since acquisition

(Transactions since 2020; approved therapies)


PREVYMIS 86%
Tremfya 35%
orladeyo(3) 34%
Evrysdi(4) 33%
Entyvio 30%
TRELEGY ELLIPTA 28%
Nurtec ODT 11%
CF franchise 7%
SPINRAZA 7%
Erleada(5) -1%
CABOMETYX -18%
Skytrofa(6) -20%
OXLUMO -37%
GAVRETO Discontinued development and marketing excluding U.S. & China(7)

Development-stage therapies

(Transactions since 2020; select events)

	Therapy	Indication	Event	Status
Clinical	aficamten	oHCM	Phase 3 results	☑
Clinical	seltorexant	depression	Phase 3 results	☑
Clinical	pelabresib	myelofibrosis	Phase 3 results	☑
Clinical	Tremfya	Crohn's disease	Phase 3 results	☑
Clinical	TEV-'749	schizophrenia	Phase 3 results[8]	☑
Clinical	BCX10013	PNH	Phase 1 results	☒
Clinical	otilimab	rheumatoid arthritis	Phase 3 results	☒
Clinical	gantenerumab	Alzheimer's disease	Phase 3 results	☒
Clinical	trontinemab (gantenerumab brain shuttle)	Alzheimer's disease	Phase 1b/2a data	☑
Clinical	MK-8189[9]	schizophrenia	Phase 2b data	☐
Regulatory	Voranigo	glioma	FDA approval	☑
Regulatory	Cobenfy	schizophrenia	FDA approval	☑
Regulatory	Tremfya	ulcerative colitis	FDA approval	☑
Regulatory	Zavzpret	migraine	FDA approval	☑
Regulatory	Airsupra	asthma	FDA approval	☑
Regulatory	Evrysdi	SMA	FDA approval	☑

oHCM: obstructive hypertrophic cardiomyopathy; UC: ulcerative colitis; PNH: paroxysmal nocturnal hemoglobinuria; SMA: Spinal muscular atrophy; NDA: New Drug Application
1. Recent transactions include transactions since 2020. 2. Consensus sales sourced from Visible Alpha as of January 2025 and includes therapies with consensus available at the time of the deal and now. 3. Change in Evrysdi consensus sales is from date of initial PTC transaction (July 20, 2020). 4. Change in Orladeyo consensus sales is from date of initial BioCryst transaction (December 7, 2020). 5. Change in Erleada consensus sales is from date of second Erleada transaction (June 5, 2023). 6. Reflects U.S. sales of Skytrofa. 7. Blueprint Medicines press release, January 8, 2024. 8. Teva reported positive Phase 3 efficacy results on May 8, 2024. Long-term safety data is expected in H1 2025. 9. In October 2024, Merck updated its public disclosures to remove MK-8189 from its pipeline chart and Royalty Pharma does not anticipate making a further investment in this program.

ROYALTY PHARMA 9

Achievements Internalization Capital Deployment Returns Capital Allocation Significant growth and diversity of development-stage pipeline Annual Capital Deployment Pipeline evolution since IPO Strong diversity of pipeline (1) (~$25bn in cumulative Capital Deployment) (by number of therapies) (by number of therapies) ~5x 0 Immunology 100% 64% Rare disease Cardiology 14 Cancer 9 36% 3 Neurology Psychiatry 0% 2012 ‘20 ‘21 ‘22 ‘23 ‘24 June 2020 December 2021 Current Approved Development-stage 1. As of January 2025. 10

Achievements | Internalization | Capital Deployment | Returns | Capital Allocation

Big products with world class marketers and large royalties

Therapy	Lead indication	Marketer	Potential first- or best-in-class	Potential peak sales (non risk adjusted)[1]	Potential peak royalties	Expected launch year[2]
frexalimab	multiple sclerosis	Sanofi	✓	>$5bn	>$400m	2028
olpasiran	cardiovascular disease	Amgen	✓	~$3bn	>$250m	2027
aficamten	hypertrophic cardiomyopathy	Cytokinetics	✓	~$4bn	>$175m	2025
pelacarsen	cardiovascular disease	Novartis	✓	>$3bn	~$150m	2026
seltorexant	depression	Johnson & Johnson	✓	>$3bn	>$150m	2025
deucrictibant	hereditary angioedema	Pharvaris	✓	>$1bn	>$55m	2027
TEV-'749	schizophrenia	Teva	✓	~$1bn	~$35m	2026
pelabresib	myelofibrosis	Novartis	✓	~$1bn	~$30m	2026
Total (select late-stage therapies in development):				**>$21bn**	**>$1.2bn**	

Excludes trontinemab (Alzheimer's)

Note: the midpoint is used where ranges are shown.
1. Potential peak sales for frexalimab, pelacarsen, and seltorexant based on marketer guidance; potential peak sales for olpasiran, deucrictibant, aficamten, TEV-'749 and pelabresib based on analyst research estimates. 2. Expected launch year for frexalimab, pelacarsen, aficamten, and TEV-'749 based on marketer guidance; expected launch year for olpasiran, deucrictibant, seltorexant and pelabresib based on analyst research estimates.

ROYALTY PHARMA 11

Achievements | Internalization | Capital Deployment | Returns | Capital Allocation

New funding paradigm emerging for biopharma

Company	% capital raised	Total
Cytokinetics	30%	~$3.8bn[1]
BioCryst	20%	~$1.6bn[2]
Biohaven Pharmaceuticals	26%	~$3.2bn[3]
Immunomedics	13%	~$1.9bn[4]


30%
20%
26%
13%
RP partnership
Equity
Debt
Other / Pharma partnership

Significant benefits of diversified capital

Financial flexibility tailored to company's needs

Scale of capital needed may only be available through diversified sources

Optionality during all market environments

Proprietary insights potentially shared on development program and/or commercial market

Long-term partner that can support company's needs throughout their growth journey

Royalties are a growing part of successful biotech's diversified capital structure

Note: estimates based on publicly available information as of date of announced transaction. Royalty Pharma partnerships assume fully drawn facilities and maximum transaction value. Other primarily includes upfront payments.
1. Capital raised since Cytokinetics expanded license agreement with Amgen, June 12, 2013. 2. Capital raised since BioCryst's December 2012 corporate restructuring to focus strategy on advancing hereditary angioedema program. 3. Capital raised since Biohaven's May 2017 IPO. Only includes upfront payment from Pfizer partnership. 4. Capital raised since January 1, 2013.

ROYALTY PHARMA
12

Achievements Internalization Capital Deployment Returns Capital Allocation Synthetic royalties are an attractive funding modality Benefits to biopharma partner Debt Equity Royalty Non-dilutive to equity / preserves equity upside Customized and tailored funding solutions Independent validation of therapy’s value to patients Share risk of development and/or commercialization No financial covenants Long-term alignment of interests Value add through proprietary analytics Synthetic royalties – a compelling innovation with significant growth potential 13

Achievements Internalization Capital Deployment Returns Capital Allocation Synthetic royalty opportunity is large and rapidly growing (1,2) Record year for RP synthetic royalty transactions ~$290bn biopharma industry funding (3) (Announced value) (2020-2024) ~2.5x Convertible Debt Existing royalties Synthetic Royalties $925m (~4%) Licensing deals $775m (upfront) $664m $375m $294m Follow-on equity offerings IPOs 2020 2021 2022 2023 2024 Source: Dealogic, Biomedtracker, internal estimates, Evaluate. 1. Includes capital raised through initial public offerings (IPOs), follow-on offerings, equity linked issuances and upfronts from licensing deals. 14 2. Royalty funding reflects announced value of transactions and includes associated equity investments. 3. Data reflects announced value of transactions, including milestones and contingent payments. Amount in 2024 also includes Cytokinetics development funding but excludes commercial launch funding.

Achievements | Internalization | Capital Deployment | Returns | Capital Allocation

Deploying substantial capital with repeat partners

Multiple benefits to long-term partnerships

Speed of execution
Ability to transact quickly given strong base of existing knowledge

Information edge
Potentially in-depth access to product information, strategy, management

Probability of transacting
Strong existing relationships and already established roadmap for success

Growth with partner
Increases RP success rate and potential for future transactions with partner

Capital deployed with repeat partners

(~$15.5bn of announced transaction value since 2020)


New partners
~$9.5bn
(62%)
Repeat partners
~$6bn
(38%)

ROYALTY PHARMA

Note: Announced transaction value excludes equity investments.

15

Achievements Internalization Capital Deployment Returns Capital Allocation Consistently attractive returns amplified by conservative leverage Leverage benefit to target returns Royalty Pharma target returns 25 High teens to low 20s % 20 Benefit of Low teens conservative Teens % blended % Low teens % leverage 15 (1) average returns High-single to low-double-digit % 10 Roughly ~1/3 of royalty acquisitions funded with low-cost debt Estimated cost of capital 5 0 Approved Unapproved Unlevered Unlevered Levered returns royalties royalties returns returns Expect to consistently deliver attractive returns above cost of capital regardless of interest rate environment 1. Illustrative returns reflect a combination of actual results and estimated projected returns for investments from 2012 – 2024 based on analyst consensus sales projections (where applicable). IRR 16 (or returns) are calculated using total cash outflows and total cash inflows, in each case including royalties, milestones and other cash flows.

Achievements Internalization Capital Deployment Returns Capital Allocation Authorized new $3 billion share repurchase program Royalty Pharma’s capital allocation framework Royalty Pharma’s capital allocation framework • Rigorous framework for capital allocation, weighing More attractive royalty opportunities the attractiveness of each option • Board authorized $3.0bn share repurchase program Balanced approach More capital deployed (1) as part of evolving approach to return of capital between royalties and on royalties share repurchases • Intend to repurchase $2.0bn of shares in 2025 subject to market conditions; value repurchased Discount to intrinsic value Premium to intrinsic value will depend on discount to intrinsic value (share price) (share price) More share repurchases Build cash on balance sheet, • Royalty Pharma retains significant financial capacity pay down debt or increase for royalty transactions dividend distributions Less attractive royalty opportunities 1. The $3 billion share repurchase program replaces the company’s original $1 billion share repurchase program announced in March 2023 (of which $465m remained as of year-end 2024). 17

Achievements Internalization Capital Deployment Returns Capital Allocation Balancing acquiring royalties and increasing return of capital Capital Deployment Share repurchases Dividend • Capital Deployment guidance of $2.0-• Board authorized new $3bn share • Current dividend of $0.88 annually, $2.5bn per year repurchase program ~3.4% dividend yield (1) • Target returns maintained ; returns • Reflects confidence in Royalty Pharma’s • Commitment to grow dividend mid- have trended higher in recent years strong fundamental outlook single digits percentage annually • Strong commitment to investment grade • Intend to repurchase $2.0bn of shares • Track-record of consistent annual credit rating in 2025 subject to market conditions; dividend growth total value repurchased will depend on discount to intrinsic value See slide 20 for definitions 18 1. Target returns of high-single to low-double digits for approved products and teens for development-stage therapies.

Focus on value creation to drive compounding growth

The opportunity → **Our unique model** → **Delivering strong returns**

The opportunity

- Golden age of life sciences innovation
- >$1tn of capital needed to fund biopharma innovation over next decade
- Royalties becoming a core funding modality (~$6.2bn of transaction value in 2024)

Our unique model

- Industry pioneer and partner of choice (~56% market share)[1]
- Model, scale and culture provide strong competitive advantages
- Capital deployment target of $10-$12bn over 5-years[2]

Delivering strong returns

- 13% top-line CAGR (2010-2020)[3]
- Attractive returns across differing interest rate environments
- 10% or more top-line CAGR expected from 2020-2030[3,4]

CAGR: compound annual growth rate
1. Royalty Pharma market share of ~56% based on internal estimates and the value of all announced royalty transactions from 2012 through 2024.
2. Capital deployment target provided at May 17, 2022 Investor Day. See slide 20 for factors that may impact our capital deployment target.
3. Top-line refers to Royalty Pharma's Portfolio Receipts. See slide 20 for definition and additional information. Historical data prior to our IPO derived from the business of our predecessor.
4. 2020-2030 growth target provided at May 17, 2022 Investor Day.

ROYALTY PHARMA

19

Footnotes (1) To aid in comparability, growth in 2020 is calculated based on pro forma 2019 results, which adjusts certain cash flow line items as if Royalty Pharma’s Reorganization Transactions (as described in the Company’s final prospectus filed with the SEC on June 17, 2020 (“Prospectus”)) and its initial public offering (“IPO”) had taken place on January 1, 2019. The most significant difference between the pro forma and reported figures is the new non-controlling interests that resulted from the Reorganization Transactions. The new contractual non-controlling interests arose in the Reorganization Transactions that results in a higher distribution to non-controlling interests on a pro forma basis as compared to prior historical periods. Less material differences also arise in Royalty receipts for other products as well as Payments for operating and professional costs, Interest paid, net and in the payments associated with our former interest rate swap contracts. (2) Portfolio Receipts is a key performance metric that represents our ability to generate cash from our portfolio investments, the primary source of capital that we can deploy to make new portfolio investments. Portfolio Receipts is defined as the sum of Royalty Receipts and Milestones and other contractual receipts. Royalty Receipts includes variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma. Milestones and other contractual receipts include sales-based or regulatory milestones payments and other fixed contractual receipts, net of contractual payments to the legacy non-controlling interests, that is attributed to Royalty Pharma. Portfolio Receipts does not include proceeds from equity securities or proceeds from purchases and sales of marketable securities, both of which are not central to our fundamental business strategy. Portfolio Receipts is calculated as the sum of the following line items from our GAAP consolidated statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets, Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests - Portfolio Receipts, which represent contractual distributions of Royalty Receipts, milestones and other contractual receipts to RPSFT and the Legacy Investors Partnerships. Distributions to RPSFT substantially ended in December 2023 when we acquired the remaining interest in RPCT held by RPSFT. Long-term Outlook footnote Royalty Pharma’s long-term outlook is based on its most up-to-date view on its prospects as of May 17, 2022. This long-term outlook assumes no major unforeseen adverse events subsequent (3) to the date of this presentation. Growth outlook includes future royalty acquisitions. Furthermore, Royalty Pharma may amend its long-term outlook in the event it engages in new royalty transactions. See the information on slide 3 “Forward Looking Statements” for factors that may impact the long-term outlook. 20

Appendix

Internalization savings drives increased Portfolio Cash Flow % Portfolio (1) FY 2024 Internalization impact $ in millions Receipts ~2,800 No impact Portfolio Receipts Reduction to approximately 4-5% of Portfolio Receipts, compared to (230-240) Payments for operating and professional costs ~8.4% initial guidance of 8% to 9% in 2024 Cash savings will increase Adjusted EBITDA Adjusted EBITDA (non-GAAP) 2,560-2,570 ~91.6% Assumption of the Manager’s debt would have increased interest paid by (2) Interest paid, net (110-115) ~$20m in 2024 compared to guidance of ~$160m Portfolio Cash Flow (non-GAAP) 2,450-2,455 ~87.6% Cash savings will increase Portfolio Cash Flow $3bn authorization; intend to repurchase $2bn of shares in 2025 (3) Share count 594.1 Equity vests over 5 to 9 years Amounts may not add due to rounding. 1. See slide 20 for definitions and for additional information. 2. Reflects interest paid net of interest received on the company’s cash balance. 22 3. Reflects weighted-average Class A ordinary shares outstanding in millions.

Royalty Pharma to acquire RP Management for attractive value

- Peer group for RP Management is leading alternative asset managers, many of which have a publicly traded external manager
- Alternative asset managers also acquire other managers, providing comparable acquisition multiples
- ~$1.1bn total consideration[2] for RP Management provides attractive value for Royalty Pharma plc shareholders
- Royalty Pharma acquisition of RPM implies significant discount to alternative asset managers on a comparison to both trading and transaction multiples

Comparable Multiples: Alternative Asset Managers vs RP Management



Alternative Asset Manager Trading Multiples Implied Price / FRE(1)
Alternative Asset Manager Transaction Multiples(2)
RP Management Implied Transaction Multiples(3)
RPM acquisition price implies a significant discount to peers
~23x
~18x
~8-10x
2026E (median)
LTM (median)
2026E (RP Management)

LTM: last twelve months

1. Includes Ares, Blackstone, Blue Owl, Brookfield Asset Management, and EQT. Calculated on market data as of 1/10/2025; FRE (Fee-Related Earnings) is a performance measure of profitability from revenues that are received on a recurring basis and not subject to realization events and is generally calculated as management fees less compensation and operating expenses. Pre-tax multiples are implied assuming an illustrative 12.5% average tax rate for public firms. Illustratively assumes public firm PRE valued at 12x; Pre-tax FRE per share figures implied by applying consensus 2026E FRE % composition of Distributable Earnings (DE) to 2026E implied pre-tax DE per share estimates
2. Includes Bridgepoint Group plc's acquisition of Energy Capital Partners, TPG Inc.'s acquisition of Angelo Gordon, EQT AB's acquisition of LSP, EQT AB's acquisition of Exeter Property Group and Brookfield Asset Management Inc's acquisition of Oaktree Capital Group, LLC. Median multiple is based on transaction price divided by last twelve months EBITDA.
3. RPM multiple range illustrates total deal value of ~$1.1 billion divided by 2026 RPM EBITDA and the implied equity value based on upfront cash of ~$100m and value of ~24.5 million shares using the price on date of the announcement (RPRX closing share price of $26.20 on 1/8/2025) divided by 2026 RPM pre-tax earnings.

ROYALTY PHARMA
23

On track to meet or exceed 5-year capital deployment target (2,3) Investing in approved and development-stage royalties 5-year capital deployment target (Transactions announced since January 1, 2022) (Transaction value; since January 1, 2022) 12 ~$10.2bn $10-12bn target 10 8 ~$7.4bn 6 2022 2023 2024 4 (1) aficamten olpasiran TEV-‘749 deucrictibant (1) MK-8189 KarXT ecopipam aficamten 2 CK-586 pelacarsen frexalimab 0 ampreloxetine 2022 2023 2024 2025 2026 2027 Actual Capital Deployment Announced value 1. Includes launch and development capital. 24 2. See slide 20 for factors that may impact our capital deployment target. 3. Capital deployment target provided at May 17, 2022 Investor Day. Development-stage Approved Transaction value ($ in bn)

Unique business model powering strong growth since IPO Royalty Receipts (year/year growth; $ in millions) +15% +12% +8% ~+13% +15% ~+12% +14% $732 ~$730 +10% $705 +9% +6% +11% +12% $651 +9% $637 +16% $616 $605 +7% $593 +14% +10% $584 $581 +11% +35% $545 +11% $537 +12% $530 +4% $511 +19% $500 $482 $472 $462 $445 -7% $371 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 (1) 2021 2022 2023 2024 2020 Portfolio $382 $462 $472 $484 $524 $475 $587 $543 $605 $524 $597 $1,064 $1,131 $545 $637 $736 $717 $608 $735 ~$740 Receipts 1. Growth rates are presented on a pro forma basis. See slide 20 for definition and additional information. 25

Important milestones expected in 2025

Select expected upcoming events

Clinical	trontinemab Phase 1/2b results for Alzheimer's disease[1]
	TEV-'749 Phase 3 safety results for schizophrenia (SOLARIS)[2]
	Cobenfy Phase 3 results in adjunctive schizophrenia (ARISE)[3]
	Trodelvy Phase 3 results for 1L metastatic triple-negative breast cancer (ASCENT-03)[4]
	pelacarsen Phase 3 results for cardiovascular disease (HORIZON)[3]
	aficamten Phase 3 results for oHCM compared to metoprolol succinate (MAPLE)[3]
Regulatory	Tremfya EMA decision in ulcerative colitis[5]
	Tremfya FDA and EMA decisions in Crohn's disease[5]
	Cabometyx FDA decision in advanced neuroendocrine tumors[6]
	aficamten FDA decision in obstructive hypertrophic cardiomyopathy[7]


2025
Q1
Q2
Q3
Q4

oHCM: obstructive hypertrophic cardiomyopathy; FDA: Food & Drug Administration; EMA: European Medicines Agency

1. Roche investor presentation, October 31, 2024. 2. Teva press release, September 21, 2024. 3. Clinicaltrials.gov. 4. Gilead Q3 earnings call transcript, November 6, 2024. 5. Royalty Pharma estimate based on the Johnson and Johnson May 2024 filing date with EMA for Tremfya in ulcerative colitis and Crohn's disease and June 2024 filing date with FDA for Tremfya in Crohn's disease. 6. Exelixis press release, January 9, 2025. Cabometyx PDUFA date is April 3, 2025. 7. Cytokinetics press release, December 2, 2024. Aficamten PDUFA date is September 26, 2025.

ROYALTY PHARMA 26